For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. Growing Electric, Hybrid, Truck Sales Back Q3 Gains; Ford No. 1 Brand • Ford Motor Company U.S. retail sales climb 4% in Q3, with overall sales up 1%, compared to a 2% decline for the total industry • Ford is the No. 2 electric vehicle brand in the U.S. with sales up 12% in Q3; Ford commanded highest transaction prices of all non-luxury electric vehicle brands • Ford is No. 1 in hybrid trucks with a 77% segment share; total hybrid sales up 38% • Ford, America’s best-selling brand in Q3, is also No. 1 in the following segments: trucks (F-Series), hybrid trucks (F-150 Hybrid), vans (Transit), three-row SUVs (Explorer) and sports cars (Mustang) • Ford Pro Intelligence software platform active subscriptions up an estimated 30% year-over-year DEARBORN, Mich., Oct. 2, 2024 – Ford and Lincoln's strategy of offering customers a choice of powertrains for their vehicles continues to pay off, with company retail sales up 4% in the third quarter. This contrasts with overall U.S. retail industry sales, estimated to be flat for the quarter. Total Ford sales outpaced the industry, rising 1% compared with a 2% decline for the overall market. Customers continued to favor hybrid vehicles during the summer months. Sales increased 38% to 48,101 in the third quarter, while electric vehicle sales grew 12%. These results come before customers can take advantage of the new Ford Power Promise which includes a complimentary home charger with standard installation at no extra charge, and access to a 24/7 Ford advisor for electric vehicle support. “Different lifestyles and use cases require unique types of power,” said Andrew Frick, president, Ford Blue and Ford Customer Service Division. “We’ve listened to customers to offer them vehicles with powertrains to meet their specific needs, and their response validates our product strategy.” Truck Leadership Continues The Ford F-Series exemplifies the Ford Freedom of Choice strategy, boasting an unmatched powertrain lineup. With gas and diesel-powered Super Duty trucks and the light-duty F-150 — available in gas, hybrid and electric — F-Series sales totaled 550,835 through September. The F-Series now outsells the Chevrolet Silverado by 138,000 and the Ram by 282,000 trucks, expanding its lead as it aims to be America’s best- selling truck lineup for the 48th consecutive year in 2024. Best-Selling Hybrids F-150 hybrid sales rose 64% in the third quarter to 20,129, making it the best-selling hybrid truck. It topped another Ford model, the Maverick, which saw sales rise 22% to 16,561. The two trucks combined account for 77% of the hybrid pickup segment. Lincoln Nautilus Q3 Sales Best in 17 Years Lincoln sales accelerated in the third quarter, up 26%, driven by the continued strength of the all-new Nautilus and the launch of the new Aviator.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Nautilus sales totaled 8,799, its best third-quarter performance since 2007. For the quarter, Nautilus hybrids represented 46% of all Nautilus sales (4,046), up 12% compared with the second quarter. Aviator sales totaled 5,543, with the new SUVs spending an average of 16 days on dealer lots. New Explorer Sales Up 25% Sales of the new Ford Explorer launched in the third quarter. Explorer totaled 41,996, up 25%. Year-to- date, Explorer sales are up 6%, and it remains America’s best-selling three-row SUV. Year-to-date, sales of the larger Ford Expedition rose 3%, while sales of the smaller Escape climbed 7%. Ford will debut an all-new Expedition on Oct. 3. Ford Electric Vehicles Continue to Rise Ford brand electric vehicle sales are up 45% this year, second only to Tesla in the U.S. market. With 67,689 electric vehicles sold through September, Ford’s electric vehicles are having a record sales run. Sales of the electric F-150 Lightning more than doubled, helping overall Ford electric vehicle sales post a 12% quarterly gain. America’s best-selling electric van, the Ford E-Transit, posted a 13% gain on sales of 2,955 vans. In the third quarter, Ford brand electric vehicles had the highest transaction prices of all non-luxury electric vehicle brands. Ford maintains a lease mix that is currently 35 percentage points below that of the overall electric vehicle segment, helping to better support residual values. Ford Pro Vehicles, Intelligence Software Sales Up F-Series Super Duty sales increased 12% compared with a year ago and are up 9% through September. Ford vans account for 52% of the full-size van segment so far in 2024 as the company looks to make it 46 consecutive years as a leader in that segment. As America’s No. 1-selling van, Transit sales totaled 114,281 through September — up 17% over the same nine-month period last year. Ford was No. 1 in commercial vehicle sales based on the most recent registration data through July. Ford U.S. Class 1-7 commercial truck and van share grew to 42.5%, up 2 percentage points compared with the same period last year. The Ford Pro Intelligence software platform now has approximately 620,000 active subscriptions, based on end-of-quarter estimates, up about 30% year-over-year. Remote Services Continue Rapid Growth Ford and Lincoln dealers provided customers with more than 1 million remote service experiences in the third quarter. These include Mobile Service — in which technicians drive to service a customer’s vehicle — and Pickup & Delivery — in which a dealer employee picks up, services and returns a customer’s vehicle. Dealers have provided more than 2.8 million remote service experiences during the first nine months of 2024, up 118% compared with the same period a year ago.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 3 ### About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 175,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592